                                 TRUST AGREEMENT

                          Dated as of September 1, 1999

                                      among

                       ARCADIA RECEIVABLES FINANCE CORP.,

                        FINANCIAL SECURITY ASSURANCE INC.

                                       and

                            WILMINGTON TRUST COMPANY
                                  Owner Trustee








                  ARCADIA AUTOMOBILE RECEIVABLES TRUST, 1999-C

                         AFL 99-C: Trust Agreement Final

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                                TABLE OF CONTENTS
                                                                                            PAGE
INTRODUCTION                                                                                   1
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ARTICLE I
         DEFINITIONS...........................................................................1
         SECTION 1.1.  DEFINITIONS.............................................................1
         SECTION 1.2.  USAGE OF TERMS..........................................................3
         SECTION 1.3.  SECTION REFERENCES......................................................3
         SECTION 1.4.  MATERIAL ADVERSE EFFECT.................................................3

ARTICLE II
         CREATION OF TRUST.....................................................................4
         SECTION 2.1.  CREATION OF TRUST.......................................................4
         SECTION 2.2.  OFFICE..................................................................4
         SECTION 2.3.  PURPOSES AND POWERS.....................................................4
         SECTION 2.4.  APPOINTMENT OF OWNER TRUSTEE............................................5
         SECTION 2.5.  INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE............................5
         SECTION 2.6.  DECLARATION OF TRUST....................................................5
         SECTION 2.7.  LIABILITY OF THE DEPOSITOR..............................................5
         SECTION 2.8.  TITLE TO TRUST PROPERTY.................................................5
         SECTION 2.9.  SITUS OF TRUST..........................................................6
         SECTION 2.10.  REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR........................6
         SECTION 2.11.  FEDERAL INCOME TAX TREATMENT...........................................7
         SECTION 2.12.  COVENANTS OF THE DEPOSITOR.............................................8
         SECTION 2.13.  OWNERSHIP OF TRUST.....................................................9
         SECTION 2.14.  MAINTENANCE OF OFFICE OR AGENCY........................................9

ARTICLE III
         ACTIONS BY OWNER TRUSTEE..............................................................9
         SECTION 3.1.  ACTION BY THE SECURITY INSURER WITH RESPECT TO BANKRUPTCY...............9
         SECTION 3.2.  RIGHTS OF SECURITY INSURER..............................................9

ARTICLE IV
         CERTAIN DUTIES OF TRUST..............................................................10
         SECTION 4.1.  ACCOUNTING; REPORTS; TAX RETURNS.......................................10

ARTICLE V
         AUTHORITY AND DUTIES OF OWNER TRUSTEE................................................11
         SECTION 5.1.  GENERAL AUTHORITY......................................................11
         SECTION 5.2.  GENERAL DUTIES.........................................................11
         SECTION 5.3.  ACTION UPON INSTRUCTION................................................11
         SECTION 5.4.  NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS.....12
         SECTION 5.5.  NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS.............13
         SECTION 5.6.  RESTRICTIONS...........................................................13
         SECTION 5.7.  ADMINISTRATION AGREEMENT...............................................13

ARTICLE VI
         CONCERNING THE OWNER TRUSTEE.........................................................14

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         SECTION 6.1.  ACCEPTANCE OF TRUSTEE AND DUTIES.......................................14
         SECTION 6.2.  REPRESENTATIONS AND WARRANTIES.........................................15
         SECTION 6.3.  RELIANCE; ADVICE OF COUNSEL............................................16
         SECTION 6.4.  NOT ACTING IN INDIVIDUAL CAPACITY......................................17
         SECTION 6.5.  OWNER TRUSTEE NOT LIABLE FOR NOTES OR RECEIVABLES......................17
         SECTION 6.6.  OWNER TRUSTEE MAY OWN NOTES............................................17

ARTICLE VII
         COMPENSATION OF OWNER TRUSTEE........................................................17
         SECTION 7.1.  OWNER TRUSTEE'S FEES AND EXPENSES......................................17
         SECTION 7.2.  INDEMNIFICATION........................................................18
         SECTION 7.3.  NON-RECOURSE OBLIGATIONS...............................................18

ARTICLE XIII
         TERMINATION..........................................................................18
         SECTION 8.1.  TERMINATION OF THE TRUST...............................................18
         SECTION 8.2.  DISSOLUTION EVENTS WITH RESPECT TO THE DEPOSITOR.......................19

ARTICLE IX
         SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES...............................19
         SECTION 9.1.  ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE.............................19
         SECTION 9.2.  RESIGNATION OR REMOVAL OF OWNER TRUSTEE................................20
         SECTION 9.3.  SUCCESSOR OWNER TRUSTEE................................................21
         SECTION 9.4.  MERGER OR CONSOLIDATION OF OWNER TRUSTEE...............................21
         SECTION 9.5.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE..........................21

ARTICLE X
         MISCELLANEOUS PROVISIONS.............................................................23
         SECTION 10.1.  AMENDMENT.............................................................23
         SECTION 10.2.  GOVERNING LAW.........................................................24
         SECTION 10.3.  SEVERABILITY OF PROVISIONS............................................24
         SECTION 10.4.  THIRD-PARTY BENEFICIARIES.............................................24
         SECTION 10.5.  COUNTERPARTS..........................................................24
         SECTION 10.6.  NOTICES...............................................................24
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                                    EXHIBITS

Exhibit A         --        Form of Certificate of Trust

                                      -iii-
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                  THIS TRUST AGREEMENT, dated as of September 1, 1999, is made among Arcadia Receivables Finance Corp., a Delaware corporation (the "Seller"), Financial Security Assurance Inc. ("Financial Security") and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee (in such capacity, the "Owner Trustee").

                  In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.1. DEFINITIONS. All terms defined in the Spread Account Agreement or the Sale and Servicing Agreement (each as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless otherwise specified, shall have the following meanings:

                  ADMINISTRATION AGREEMENT: The Administration Agreement, dated as of September 22, 1999, between the Administrator and the Trust, as the same may be amended and supplemented from time to time.

                  ADMINISTRATOR: Wilmington Trust Company, a Delaware banking corporation, or any successor Administrator under the Administration Agreement.

                  AFL: Arcadia Financial Ltd., a Minnesota corporation, and its successors in interest.

                  AGREEMENT OR "THIS AGREEMENT": This Trust Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

                  AUTHENTICATION AGENT: Wilmington Trust Company, or its successor in interest, and any successor authentication agent appointed as provided in this Agreement.

                  BUSINESS TRUST STATUTE: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

                  CERTIFICATE OF TRUST: The Certificate of Trust in the form of Exhibit A hereto filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

                  CODE: The Internal Revenue Code of 1986, as amended.

                  CORPORATE TRUST OFFICE: The principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date

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is located at Rodney Square North, 1100 North Market Street, Wilmington,
Delaware 19890, Attention: Corporate Trust Administration; the telecopy number for such office on the date of the execution of this Agreement is (302) 651-8882.

                  DEPOSITOR: The Seller in its capacity as depositor hereunder.

                  DISSOLUTION EVENT: With respect to the Depositor, means the termination or dissolution of such Person, or the occurrence of an Insolvency Event with respect to such Person.

                  EXPENSES: The meaning assigned to such term in Section 7.2.

                  INDEMNIFIED PARTIES: The meaning assigned to such term in
Section 7.2.

                  INDEMNIFIED PARTIES: The meaning assigned to such term in
Section 7.2.

                  INSTRUCTING PARTY: The meaning assigned to such term in
Section 5.3(a).

                  OWNER TRUSTEE: Wilmington Trust Company, or its successor in interest, acting not individually but solely as trustee, and any successor trustee appointed as provided in this Agreement.

                  RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day immediately preceding such Distribution Date.

                  RELATED DOCUMENTS: The Sale and Servicing Agreement, the Indenture, the Notes, the Purchase Agreements, each Subsequent Transfer Agreement, each Subsequent Purchase Agreement, the Custodian Agreement, the Note Policy, the Spread Account Agreement, the Stock Pledge Agreement, the Insurance Agreement, the Administration Agreement, the Lockbox Agreement, the Depository Agreement, and the Underwriting Agreement between AFL and the Seller and the underwriters of the Notes. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

                  SALE AND SERVICING AGREEMENT: The Sale and Servicing Agreement, dated as of September 1, 1999 among the Trust, the Seller, AFL, in its individual capacity and as Servicer, and Norwest Bank Minnesota, National Association, as Backup Servicer, as the same may be amended and supplemented from time to time.

                  SECRETARY OF STATE: The Secretary of State of the State of Delaware.

                  SECURITY INSURER: Financial Security Assurance Inc., or its successor in interest.

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                  SELLER: Arcadia Receivables Finance Corp., a Delaware
corporation, or its successor in interest.

                  SPREAD ACCOUNT: The Series 1999-C Spread Account established and maintained pursuant to the Spread Account Agreement.

                  SPREAD ACCOUNT AGREEMENT: The Spread Account Agreement, dated as of March 25, 1993, as thereafter amended and restated, among the Seller, AFL, the Security Insurer, the Collateral Agent and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

                  STOCK PLEDGE AGREEMENT: The Third Amended and Restated Stock Pledge Agreement, dated as of March 25, 1993, as thereafter amended and restated, among the Security Insurer, AFL and the Collateral Agent, relating to the stock of each of Arcadia First GP Inc., Arcadia Second GP Inc. and the Seller, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

                  TRUST: The trust created by this Agreement, the estate of which consists of the Trust Property.

                  TRUST ACCOUNTS: The Collection Account, the Subcollection Account, the Lockbox Account, the Pre-Funding Account, the Reserve Account and the Note Distribution Account.

                  TRUST PROPERTY: The property and proceeds of every description conveyed pursuant to Section 2.5 hereof and Sections 2.1 and 2.4 of the Sale and Servicing Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom).

                  SECTION 1.2. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation." To the extent that definitions are contained in this Agreement, or in any such certificate or other document, such definitions shall control.

                  SECTION 1.3. SECTION REFERENCES. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

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                  SECTION 1.4. MATERIAL ADVERSE EFFECT. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or ircumstances could or would have a material adverse effect on the Trust (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Note Policy.

                                   ARTICLE II
                                CREATION OF TRUST

                  SECTION 2.1. CREATION OF TRUST. There is hereby formed a trust to be known as "Arcadia Automobile Receivables Trust, 1999-C," in which name the Trust may conduct business, make and execute contracts and other instruments and sue and be sued.

                  SECTION 2.2. OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Security Insurer and the Depositor.

                  SECTION 2.3. PURPOSES AND POWERS. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

                           (i) to issue the Notes pursuant to the Indenture and to sell the Notes;

                           (ii) with the proceeds of the sale of the Notes, to fund the Pre-Funding Account and the Reserve Account, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Seller pursuant to the Sale and Servicing Agreement;

                           (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Property to the Indenture Collateral Agent pursuant to the Indenture for the benefit of the Security Insurer and the Indenture Trustee on behalf of the Noteholders and to hold, manage and distribute to the Depositor pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Property released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                           (iv) to enter into and perform its obligations under the Related Documents to which it is to be a party;

                           (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

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                           (vi)     subject to compliance with the Related
         Documents, to engage in such other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or expressly authorized by the terms of this Agreement or the Related Documents.

                  SECTION 2.4. APPOINTMENT OF OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

                  SECTION 2.5. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $10. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

                  SECTION 2.6. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein, subject to the interests and rights in the Trust Property granted to other Persons by the Related Documents. It is the intention and agreement of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. None of the parties hereto shall make the election provided in Treasury Regulation Section 301.7701-3(c) to have the Trust classified as an association taxable as a corporation. On the date hereof, the Owner Trustee shall file the Certificate of Trust required by
Section 3810(a) of the Business Trust Statute in the Office of the Secretary of State. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

                  SECTION 2.7. LIABILITY OF THE DEPOSITOR. The Depositor shall be liable directly to indemnify each injured party for all losses, claims, damages, liabilities and expenses of the Trust, to the extent not paid out of the Trust Property, to the extent provided in, and subject to the terms and conditions contained in, the Spread Account Agreement; PROVIDED, FURTHER, that the Depositor shall not be liable to indemnify any injured party if such party has agreed that its recourse against the Trust for any obligation or liability of the Trust to such party shall be limited to the assets of the Trust. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the provisos to the preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph.

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                  SECTION 2.8. TITLE TO TRUST PROPERTY. Legal title to all the
Trust Property shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

                  SECTION 2.9. SITUS OF TRUST. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than Delaware; PROVIDED, HOWEVER, that nothing herein shall restrict or prohibit the Owner Trustee, the Servicer or any agent of the Trust from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, and payments will be made by the Trust only from Delaware. The only office of the Trust will be at the Corporate Trust Office in Delaware.

                  SECTION 2.10. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. By execution of this Agreement, the Depositor makes the following representations and warranties with respect to itself on which the Owner Trustee relies in accepting the Trust Property in trust and upon which the Security Insurer relies in issuing the Note Policy.

                  (a) ORGANIZATION AND GOOD STANDING. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and as such business is currently conducted and is proposed to be conducted pursuant to this Agreement and the Related Documents.

                  (b) DUE QUALIFICATION. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Related Documents requires such qualification.

                  (c) POWER AND AUTHORITY. It has the power and authority to execute and deliver this Agreement and its Related Documents and to perform its obligations pursuant thereto; and the execution, delivery and performance of this Agreement and its Related Documents have been duly authorized by all necessary corporate action.

                  (d) NO CONSENT REQUIRED. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

                  (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and its Related Documents and the fulfillment of its obligations under this Agreement

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and its Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, its certificate of incorporation or by-laws, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

                  (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to its knowledge threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents.

                  SECTION 2.11. FEDERAL INCOME TAX TREATMENT. The Depositor, the Servicer, the Owner Trustee and each Noteholder agree to treat, and to take no action inconsistent with the treatment of, the Notes as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Noteholder, by acceptance of its Note, agrees to be bound by the provisions of this Section 2.11. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to the treatment of the Notes as indebtedness under applicable tax law, as described in this Section 2.11. Furthermore, subject to Section 4.1, the Depositor and the Trustee shall treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

         In the event that any class of Notes is deemed for federal income tax purposes to represent an equity interest in the Trust, the Trust shall be treated for federal income tax purposes as a partnership among the Holders of such Notes and the Depositor. In the event such a partnership is deemed to exist, the net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

                  (a) among the Noteholders as of the first Record Date following the end of such month, in proportion to their ownership of principal amount of Notes on such date, an amount of net income up to the sum of (i) Noteholders' Interest Distributable Amount for such month, (ii) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess of the initial aggregate principal amount of the Notes over their initial aggregate issue price, and (iii) any Note Prepayment Premium distributable to the Noteholders with respect to such month; and

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                  (b)      next, to the Depositor to the extent of any remaining
         net income.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in clause (b). Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor is reasonably expected to bear the economic burden of such net losses, then net losses shall be allocated among the Noteholders as of the first Record Date following the end of such month in proportion to their ownership of principal amount of the Notes on such Record Date. The Depositor is authorized to modify the allocation in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to reflect fairly the economic income, gain or loss to the Noteholders to comply with the provisions of the Code and the accompanying Treasury Regulations.

                  SECTION 2.12. COVENANTS OF THE DEPOSITOR. The Depositor agrees and covenants for the benefit of the Security Insurer and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

                           (a) it shall not sell, assign, transfer, give or encumber, by operation of law or otherwise, in whole or in part, its interest in the Trust;

                           (b) it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of incorporation and the Related Documents;

                           (c) it shall not, for any reason, institute proceedings for the Trust to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

                           (d) it shall obtain from each counterparty to each Related Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the occurrence of the event specified in Section 8.1(c) such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any

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          bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; and

                           (e) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement, dissolve, institute proceedings for it to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

                  SECTION 2.13. OWNERSHIP OF TRUST. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5, the Depositor shall be the sole beneficiary of the Trust.

                  SECTION 2.14. MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain in Wilmington, Delaware, an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Related Documents may be served. The Owner Trustee initially designates Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and the Security Insurer of any change in the location of any such office or agency.

                                   ARTICLE III
                            ACTIONS BY OWNER TRUSTEE

                  SECTION 3.1. ACTION BY THE SECURITY INSURER WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior written consent of the Security Insurer.

                  SECTION 3.2. RIGHTS OF SECURITY INSURER. Notwithstanding anything to the contrary in the Related Documents, without the prior written consent of the Security Insurer (so long as no Insurer Default shall have occurred and be continuing), the Owner Trustee shall not (i) remove the Administrator, the Servicer or the Backup Servicer, (ii) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, (iii) authorize the merger or consolidation of the Trust with or into any other business trust or other entity (other than in accordance with Section 3.10 of the Indenture) or (iv) amend the Certificate of Trust.

                                   ARTICLE IV

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                             CERTAIN DUTIES OF TRUST

                  SECTION 4.1.  ACCOUNTING; REPORTS; TAX RETURNS.

                  (a) The Administrator has agreed pursuant to the Administration Agreement that the Administrator shall (i) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, and (ii) file or cause to be filed all documents required to be filed by the Trust with the Securities and Exchange Commission and otherwise take or cause to be taken all such actions as are notified by the Servicer in writing to the Administrator as being required for the Trust's compliance with all applicable provisions of state and federal securities laws.

                  (b) Consistent with Section 2.11, the Depositor, the Owner Trustee and the Administrator shall not file any federal income tax returns on behalf of the Trust; provided, however, that if any class of Notes is treated as an equity interest in the Trust, the Administrator shall file or cause to be filed such tax returns relating to the Trust (including a partnership information return, Form 1065), and direct the Owner Trustee to make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes. If the Trust is treated as a partnership for federal income tax purposes, the Depositor shall be the "tax matters partner" of the Trust pursuant to the Code.

                  (c) The Owner Trustee shall make all elections pursuant to this Section 4.1 only as directed in writing by the Depositor, with the consent of the Security Insurer. The Depositor hereby directs the Owner Trustee to elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables.

                  (d) Upon the direction of the Depositor, the Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, if any, unless applicable law requires the Depositor to sign such documents, in which case such documents shall be signed by the Depositor. In signing any tax return of the Trust, the Owner Trustee shall rely entirely upon, and shall have no liability for, information or calculations provided by the Depositor.

                  (e) None of the parties hereto shall make the election provided in Treasury Regulation Section 301.7701-3(c) to have the Trust classified as an association taxable as a corporation.


                                     - 10 -
                         AFL 99-C: Trust Agreement Final

                                    ARTICLE V
                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

                  SECTION 5.1. GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party and any amendment thereto, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Class A-1 Notes in the aggregate principal amount of $242,000,000, the Class A-2 Notes in the aggregate principal amount of $150,000,000 and the Class A-3 Notes in the aggregate principal amount of $208,000,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents. The Owner Trustee is further authorized, on behalf of the Trust, to enter into the Administration Agreement, to appoint, with the consent of the Security Insurer, a successor Administrator and to take from time to time such action as the Instructing Party recommends with respect to the Related Documents so long as such actions are consistent with the terms of the Related Documents.

                  SECTION 5.2. GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator or such agents as shall be appointed with the consent of the Security Insurer) all of its responsibilities pursuant to the terms of this Agreement and the Related Documents subject to the Related Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Related Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Related Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Notwithstanding anything herein or in any Related Document to the contrary, the Owner Trustee shall discharge its obligations pursuant to Section 8.2 and Section 8.3 of the Sale and Servicing Agreement directly and not through the Administrator or any agent.

                  SECTION 5.3.  ACTION UPON INSTRUCTION.

                  (a) Subject to Article IV and the terms of the Spread Account Agreement, the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or the Depositor (if an Insurer Default shall have occurred and be continuing) (the "Instructing Party") shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Related Document. The Instructing Party shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Related Documents. Notwithstanding the foregoing, the Owner Trustee shall, upon due authorization and consent by the Seller, execute and deliver such notices, consents to the service of process and other necessary registration forms as may be required to qualify the Trust under the securities laws of any jurisdiction in which the underwriters of the Trust's securities may seek to qualify the securities for sale. The Trust is not hereby authorized without the express consent of the Seller to qualify the Seller as a foreign corporation or to execute on behalf of the Seller a general consent to service of process in any jurisdiction.

                  (b) The Owner Trustee shall not be required to take any action hereunder or under any Related Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Related Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from the Instructing Party, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, and shall have no liability to any Person for such action or inaction.

                  (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

                  SECTION 5.4. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement (including as provided in Section 5.2) or in any written instruction received by the Owner Trustee pursuant to Section 5.3; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Owner Trustee. The Owner Trustee shall have no responsibility for preparing, monitoring or filing any financing or continuation statements in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any Related Document; however, the Owner Trustee will from time to time execute and deliver such financing or continuation statements as are prepared by the Servicer and delivered to the Owner Trustee for its execution on behalf of the Trust for the purpose of perfecting or maintaining the perfection of such a security interest or lien or effecting such a recording. The Owner Trustee nevertheless agrees that it will, at its own cost and expense (and not at the expense of the Trust), promptly take all action as may be necessary to discharge any liens on any part of the Trust Property that are attributable to claims against the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Property.

                  SECTION 5.5. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of, the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and
(iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.3.

                  SECTION 5.6. RESTRICTIONS. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes.

                  SECTION 5.7.  ADMINISTRATION AGREEMENT.

                  (a) The Administrator is authorized to execute on behalf of the Trust all documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Documents. Upon written request, the Owner Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

                  (b) If the Administrator shall resign or be removed pursuant to the terms of the Administration Agreement, the Owner Trustee may, and is hereby authorized and empowered to, subject to obtaining the prior written consent of the Security Insurer, appoint or consent to the appointment of a successor Administrator pursuant to the Administration Agreement.

                  (c) If the Administration Agreement is terminated, the Owner Trustee may, and is hereby authorized and empowered to, subject to obtaining the prior written consent of the Security Insurer, appoint or consent to the appointment of a Person to perform substantially the same duties as are assigned to the Administrator in the Administration Agreement pursuant to an agreement containing substantially the same provisions as are contained in the Administration Agreement.

                  (d) The Owner Trustee shall promptly notify the Security Insurer of any default by or misconduct of the Administrator under the Administration Agreement of which the Owner Trustee has received written notice or of which a Responsible Officer has actual knowledge.


                                   ARTICLE VI
                          CONCERNING THE OWNER TRUSTEE

                  SECTION 6.1. ACCEPTANCE OF TRUSTEE AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Property upon the terms of the Related Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.2, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.4 hereof, (iv) for any investments issued by the Owner Trustee or any branch or affiliate thereof in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                           (a) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

                           (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Instructing Party;

                           (c) no provision of this Agreement or any Related Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                           (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under this Agreement or any of the Related Documents, including the principal of and interest on the Notes;

                           (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or the Security Insurer or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property or for or in respect of the validity or sufficiency of the Related Documents and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to the Security Insurer, the Custodian, the Indenture Trustee or to any Noteholder, other than as expressly provided for herein and in the Related Documents;

                           (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Security Insurer, the Custodian, the Indenture Trustee or the Servicer under any of the Related Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Administrator under the Administration Agreement, the Security Insurer under the Note Policy, the Custodian under the Custodian Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

                           (g)      the Owner Trustee shall be under no
         obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of the Instructing Party, unless such Instructing Party has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

                  SECTION 6.2. REPRESENTATIONS AND WARRANTIES. The Owner Trustee hereby represents and warrants to the Depositor and the Security Insurer (which shall have relied on such representations and warranties in issuing the Note Policy) that:

                           (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority and all franchises, grants, authorizations, consents, orders and approvals from all governmental authorities necessary to execute, deliver and perform its obligations under this Agreement and each Related Document to which the Trust is a party.

                           (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and each Related Document to which the Trust is a party, and this Agreement and each Related Document will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                           (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Property resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the Related Documents.

                  SECTION 6.3.  RELIANCE; ADVICE OF COUNSEL.

                  (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Related Document.

                  SECTION 6.4. NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Article VI, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Property for payment or satisfaction thereof.

                  SECTION 6.5. OWNER TRUSTEE NOT LIABLE FOR NOTES OR RECEIVABLES. The recitals contained herein shall be taken as the statements of the Depositor (other than the signature or counter-signature of the Owner Trustee on the Notes), and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Related Document or the Notes (other than the signature or counter-signature of the Owner Trustee on the Notes), or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the validity or sufficiency of the Note Policy; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under any Related Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Custodian or the Servicer taken in the name of the Owner Trustee.

                  SECTION 6.6. OWNER TRUSTEE MAY OWN NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Depositor, the Seller, the Indenture Trustee and the Servicer in banking or other transactions with the same rights as it would have if it were not Owner Trustee.


                                   ARTICLE VII
                          COMPENSATION OF OWNER TRUSTEE

                  SECTION 7.1. OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between AFL and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by AFL for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; PROVIDED, HOWEVER, that the Owner Trustee shall only be entitled to reimbursement for expenses hereunder to the extent such expenses (i) are fees of outside counsel engaged by the Owner Trustee in respect of the performance of its obligations hereunder or (ii) relate to the performance of its obligations pursuant to
Section 4.1 hereof.

                  SECTION 7.2. INDEMNIFICATION. AFL shall be liable as primary obligor for, and shall indemnify the Owner Trustee in its individual capacity and its successors, assigns, agents and servants, and any co-trustee (including William J. Wade) (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Property, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, except only that AFL shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.

                  SECTION 7.3. NON-RECOURSE OBLIGATIONS. Notwithstanding anything in this Agreement or any Related Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Trust Property only.


                                  ARTICLE XIII
                                   TERMINATION

                  SECTION 8.1.  TERMINATION OF THE TRUST.

                  (a) The respective obligations and responsibilities of the Depositor and the Owner Trustee created by this Agreement and the Trust created by this Agreement shall terminate upon the latest of (i) the maturity or other liquidation of the last Receivable (including the purchase as of any Accounting Date by the Seller or the Servicer at its option of the corpus of the Trust as described in Section 9.1 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Receivables as provided in the Related Documents, (ii) the payment to the Security Insurer of all amounts payable or reimbursable to it pursuant to the Sale and Servicing Agreement or
(iii) at the time provided in Section 8.2. In any case, there shall be delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments pursuant to clause (ii); PROVIDED, HOWEVER, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts; and PROVIDED, FURTHER, that the rights to indemnification under Section 7.2 shall survive the termination of the Trust. The Servicer shall promptly notify the Owner Trustee and the Security Insurer of any prospective termination pursuant to this Section 8.1.

                  (b) Except as provided in Section 8.1(a), the Depositor shall not be entitled to revoke or terminate the Trust.

                  (c) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                  SECTION 8.2. DISSOLUTION EVENTS WITH RESPECT TO THE DEPOSITOR. In the event that a Dissolution Event shall occur with respect to the Depositor, the Owner Trustee promptly upon obtaining knowledge of such occurrence shall request an opinion of counsel from counsel acceptable to the Security Insurer to the effect that a failure to terminate the Trust upon the occurrence of such Dissolution Event (and the transfer, if any, of the interest in the Trust held by the Depositor) will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. In the event that the Owner Trustee is unable to obtain such an opinion the Trust will terminate within 90 days after the occurrence of the Dissolution Event with respect to the Depositor. Promptly after the occurrence of the event referred to above, (i) the Depositor shall give the Indenture Trustee, the Owner Trustee and the Security Insurer written notice of the occurrence of such event, (ii) the Owner Trustee shall, upon the receipt of such written notice, give prompt written notice to the Indenture Trustee of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of the occurrence of such event from the Owner Trustee or the Seller, give prompt written notice to the Noteholders of the occurrence of such event; PROVIDED, HOWEVER, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 8.2. Upon a termination pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee to sell the assets of the Trust (other than the Trust Accounts) at one or more private or public sales conducted in any manner permitted by law. The proceeds of such a sale of the assets of the Trust shall be distributed as provided in Section 9.1(b) of the Sale and Servicing Agreement.


                                   ARTICLE IX
             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

                  SECTION 9.1. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation (i) satisfying the provisions of Section 3807(a) of the Business Trust Statute; (ii) authorized to exercise corporate trust powers; (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; (iv) having (or having a parent which has) a rating of at least Baa3 by Moody's or A-1 by Standard & Poor's; and (v) acceptable to the Security Insurer in its sole discretion, so long as an Insurer Default shall not have occurred and be continuing. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.2.

                  SECTION 9.2. RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Security Insurer and the Servicer at least 30 days before the date specified in such instrument. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee meeting the qualifications set forth in Section 9.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee, provided that the Depositor shall have received written confirmation from each of the Rating Agencies that the proposed appointment will not result in an increased capital charge to the Security Insurer by either of the Rating Agencies. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Security Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

                  If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.1 and shall fail to resign after written request therefor by the Depositor or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, with the consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee meeting the qualification requirements of
Section 9.1 by written instrument, in triplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed, one copy to the Security Insurer and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

                  Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Owner Trustee have been paid and until acceptance of appointment by the successor Owner Trustee pursuant to
Section 9.3. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

                  SECTION 9.3. SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 9.2 shall execute, acknowledge and deliver to the Depositor, the

Security Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

                  No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.1.

                  Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail notice of the successor of such Owner Trustee to the Indenture Trustee, the Noteholders and the Rating Agencies. If the Depositor shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 9.4. MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 9.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

                  SECTION 9.5. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Security Insurer to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in suchPerson, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee, subject to the approval of the Security Insurer, shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 9.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.2.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                           (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                           (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator and the Security Insurer.

                  Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separatetrustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  SECTION 10.1.  AMENDMENT.

                  (a) This Agreement may be amended by the Depositor and the Owner Trustee, with the prior written consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of any of the Noteholders, (i) to cure any ambiguity, or
(ii) to correct, supplement or modify any provisions in this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

                  (b) This Agreement may also be amended from time to time, with the prior written consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing), by the Depositor and the Owner Trustee and, if such amendment materially and adversely affects the interests of Noteholders, the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; PROVIDED, HOWEVER, that, subject to the express rights of the Security Insurer under the Related Documents, including its rights to consent to certain modifications of the Receivables pursuant to Section 3.2 of the Sale and Servicing Agreement and its rights referred to in Section 5.02(b) of the Indenture, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Note or the Class A-1 Interest Rate, the Class A-2 Interest Rate or the Class A-3 Interest Rate or (b) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

                  (c) Prior to the execution of any such amendment or consent, the Depositor shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

                  (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee unless such parties have previously received such notification.

                  (e) It shall not be necessary for the consent of Noteholders pursuant to Section 10.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) shall be subject to such reasonable requirements as the Owner Trustee may prescribe, including the establishment of record dates.

                  (f) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 10.2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                  SECTION 10.3. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  SECTION 10.4. THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which expressly confer rights upon the Security Insurer shall be for the benefit of and run directly to the Security Insurer, and the Security Insurer shall be entitled to rely on and enforce such covenants, subject, however, to the limitations on such rights provided in this Agreement and the Related Documents. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee.

                  SECTION 10.5. COUNTERPARTS. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 10.6. NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receiptrequested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, at the following address:
7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, with copies to:
Arcadia Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention: President, (b) in the case of the Owner Trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration, (c) in the case of each Rating Agency, 99 Church Street, New York, New York 10007 (for Moody's), and 55 Water Street, New York, New York 10041, Attention: Asset-Backed Surveillance (for Standard & Poor's), and (d) in the case of the Security Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, NY 10022, Attention:
Surveillance Department, Telex No.: (212) 688-3101, Confirmation: (212) 826-0100, Telecopy Nos.: (212) 339-3518, (212) 339-3529 (in each case in which notice or other communication to Financial Security refers to an Event of Default, a claim on the Note Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head--Financial Guaranty Group "URGENT MATERIAL ENCLOSED") or at such other address as shall be designated by any such party in a written notice to the other parties.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Depositor, the Security Insurer and the Owner Trustee have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                             ARCADIA RECEIVABLES FINANCE CORP.


                     By            /S/ JOHN A. WITHAM
                        ----------------------------------------------------
                        Name:      John A. Witham
                        Title:     Senior Vice President and Chief Financial
                                   Officer


                     ARCADIA RECEIVABLES FINANCE CORP.,
                        in its capacity as Depositor


                     By            /S/ JOHN A. WITHAM
                        ----------------------------------------------------
                        Name:      John A. Witham
                        Title:     Senior Vice President and Chief Financial
                                   Officer


                     FINANCIAL SECURITY ASSURANCE INC.


                     By            /S/ ILLEGIBLE
                        ----------------------------------------------------
                        Authorized Officer


                     WILMINGTON TRUST COMPANY


                     By            /S/ ANITA E. DALLAGO
                        ----------------------------------------------------
                        Name:      Anita E. Dallago
                        Title:     Administrative Account Manager

                                                                       EXHIBIT A


                             CERTIFICATE OF TRUST OF
                  ARCADIA AUTOMOBILE RECEIVABLES TRUST, 1999-C


                  THIS Certificate of Trust of ARCADIA AUTOMOBILE RECEIVABLES TRUST, 1999-C (the "Trust"), is being duly executed and filed by Wilmington Trust Company and William J. Wade, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. CODE, Section 3801 et seq.) (the "Act").

                  1. NAME. The name of the business trust formed hereby is Arcadia Automobile Receivables Trust, 1999-C.

                  2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration.

                  3. EFFECTIVE DATE: This Certificate of Trust shall be effective as of September 22, 1999. IN WITNESS WHEREOF, the undersigned, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act. Wilmington Trust Company, as trustee.

                                      By
                                          --------------------------------------
                                          Name:
                                          Title:

                                      By
                                          --------------------------------------
                                          Name:      William J. Wade, as Trustee


                                       A-1